 Exhibit 11(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Offering Statement on Form 1-A of Hunting Dog Capital Corp. of our report dated October 23, 2015, relating to our audits of the financial statements, which is part of this Offering Statement.

We also consent to the reference to our firm under the captions "Experts" and "Selected Financial and Other Data" in such Offering Statement.

/s/ RSM US LLP

Chicago, Illinois

December 9, 2015